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                                                                    Exhibit 10.4

                  3COM DESIGNED FOR PALM COMPUTING PLATFORM LOGO LICENSE AGREEMENT YOU SHOULD CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS BEFORE USING THIS SOFTWARE, THE USE OF WHICH IS LICENSED BY PALM COMPUTING, INC., A SUBSIDIARY OF 3COM CORPORATION (COLLECTIVELY, "3COM"), TO ITS CUSTOMERS FOR THEIR USE ONLY AS SET FORTH BELOW. IF YOU DO NOT AGREE TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, DO NOT USE THE SOFTWARE. USING ANY PART OF THE SOFTWARE INDICATES THAT YOU ACCEPT THESE TERMS.

         RECITALS

                  WHEREAS, Palm owns good and valuable trademarks and logos; and

                  WHEREAS, You wish to license use of the Logo in accordance with Palms terms and conditions described below, NOW THEREFORE: The parties hereby agree as follows:

         1. DEFINITIONS

                  For purposes of this Logo Agreement the following terms shall have the following meanings:

                  (a) Logo shall mean the Designed for Palm Computing platform logo depicted in the attached Exhibit A or such additional or replacement Logos as Palm may provide from time to time under this Logo Agreement.


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                  (b)      Integer Release shall mean any product with a Version
                           Number of the form N.0, where N is any integer.

                  (c) Point Release shall mean any product with a Version Number of the form N.XXX, where N is any integer, and XXX is any combination of integers.

                  (d) Product shall mean your product or products described in the attached Exhibit B which meet the applicable Designed for Palm Computing platform compatibility criteria set forth in Exhibit B. Product shall automatically include any Point Releases of products whose Integer Releases are described in Exhibit B.


         2. LICENSE GRANT

                  (a) Subject to and expressly conditioned upon compliance with the terms and conditions of this Logo Agreement, Palm hereby grants to you a worldwide (except as provided in Section 2(b)), nonexclusive, nontransferable, royalty-free, right to use the Logo solely in conjunction with Product in the manner described in the guidelines set forth in the attached Exhibit C and as may be prescribed by Palm from time to time.

                  (b) The license right set forth in Section 2(a) shall not extend to the Republic of China (Taiwan), South Korea (Korea), or the Peoples Republic of China (PRC), unless and until you provide Palm with


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                           written notice of your intent to distribute Product
                           in these countries. You agree not to use the Logo in such countries and shall not be licensed pursuant to this Logo Agreement to do so until you have provided Palm with such written notice.

                  (c) You may not use or reproduce the Logo in any manner whatsoever other than as expressly described in Exhibit C.

                  (d) You agree and acknowledges that Palm retains all right, title and interest in and to the Logo. Except as expressly granted in this Logo Agreement, you shall have no rights in the Logo. Under no circumstances will any term, event or condition in this Logo Agreement be construed as granting, by implication, estoppel or otherwise, a license to any Palm technology or proprietary right other than the permitted use of the Logo pursuant to Section2(a).

                  (e) You represent and warrant that you will use the Logo solely as provided in this Logo Agreement and will not use the Logo for promotional goods or for products which, in Palms reasonable judgment, will diminish or otherwise damage Palms goodwill in the Logo, including but not limited to uses which could be deemed to be obscene, pornographic, scandalous, violent or otherwise in poor taste or unlawful, or which purpose or objective is to encourage unlawful activities.


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         3. NO FURTHER CONVEYANCES

                   The license grant in Section 2(a) is personal to you, and you shall not assign, transfer or sublicense this Logo Agreement (or any right granted herein) in any manner without the prior written consent of Palm.


          4. QUALITY, INSPECTION, AND APPROVAL

                  (a) You agree to maintain the quality of Product used in conjunction with the Logo at a level that meets or exceeds industry standards and at least commensurate with the quality of Product previously distributed by you.

                  (b) You shall supply Palm with suitable specimens of Product and your use of the Logo in connection with Product at the times and in the manner described in Exhibit C, or at any time upon reasonable notice from Palm. You shall cooperate fully with Palm to facilitate periodic review of your use of the Logo and of your compliance with the quality standards described in this Logo Agreement.

                  (c) You shall fully correct and remedy any deficiencies in your use of the Logo, conformance to the Designed for Palm Computing platform compatibility criteria, and/or the quality of Product used in conjunction with the Logo, upon reasonable notice from Palm.


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                  (d)      You represent and warrant that each Product release
                           meets the applicable Designed for Palm Computing platform compatibility criteria set forth in Exhibit
                           B. You shall provide Palm with copies or summaries of the results of applicable compatibility tests following the completion of such tests, for each product release.

                  (e) You warrant and represent that you will comply with all applicable laws, rules, and regulations and will not violate or infringe any right of any third party.

                  (f) You agrees to indemnify, hold Palm harmless, and defend Palm, at Palms request, from and against any and all claims, damages, costs, and expenses (including reasonable attorneys fees) arising out of or related to the Product in any manner, including user claims regarding Products incompatibility with the Palm Computing platform; provided you are notified promptly in writing of any claim, you have sole control over your defense or settlement, and Palm provides reasonable assistance in the defense of the same.

         5. IDENTIFICATION AND USE

                  (a) You shall mark every use of the Logo with the trademark designation set forth in Exhibit A and as described in Exhibit C and shall comply with Palms trademark use guidelines as amended from time to time.


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                  (b)      You acknowledge Palms ownership of the Logo and the
                           Designed for Palm Computing platform logo trademark. You shall employ your best efforts to use the Logo in a manner that does not derogate from Palms rights in the Logo and will take no action that will interfere with or diminish Palms rights in the Logo, either during the term of this Logo Agreement or afterwards. You agree not to adopt, use or register any corporate name, trade name, trademark, service mark or certification mark, or other designation similar to, or containing in whole or in part, the Logo. You agree that all use of the Logo by you will inure to the benefit of Palm. You may not use the Logo in any way as an endorsement or sponsorship of Product by Palm.

         6. DEFENSE OF INFRINGEMENT CLAIM

                  (a) Subject to Section 7, Palm agrees to defend you against, and pay the amount of any adverse final judgment (or settlement to which Palm consents) resulting from, third party claim(s) (hereinafter Indemnified Claims) that the Logo infringes any registered trademark rights enforceable in the United States, Canada, Australia, Japan, Switzerland, the European Union; provided Palm is notified promptly in writing of the Indemnified Claim and has


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                           sole control over its defense or settlement, and you
                           provide reasonable assistance in the defense of the same.

                  (b) In the event Palm receives information concerning an intellectual property infringement claim (including an Indemnified Claim) related to the Logo, Palm may at its expense, without obligation to do so, either
                           (i)procure for you the right to continue to distribute the alleged infringing Logo, or
                           (ii)replace or modify the Logo to make it non-infringing, and in which case, you shall thereupon cease distribution of the alleged infringing Logo.

                  (c) Palm shall have no liability for any intellectual property infringement claim (including an Indemnified Claim) based on your (i)manufacture, distribution, or use of the Logo after Palms notice that you should cease use of such Logo due to such a claim. For all claims described in this Section 6(c), you agree to indemnify and defend Palm from and against all damages, costs and expenses, including reasonable attorneys fees.

                  (d) Palm shall have no obligation to you for any Indemnified Claims which arise outside the geographical boundaries of the United States, Canada, Australia, Japan, Switzerland, the European Union (Included Jurisdictions).


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                  (e)      PALM MAKES NO WARRANTIES. THE DEFENSE PURSUANT TO
                           SECTION 6(a) IS EXCLUSIVE AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE LOGO, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.



          7. CONSEQUENTIAL ET AL. DAMAGES

                  IN NO EVENT SHALL PALM BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES (INCLUDING LOSS OF BUSINESS PROFITS) ARISING FROM OR RELATED TO YOUR MARKETING, DISTRIBUTION OR ANY USE OF THE LOGO, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES, INFRINGEMENT OF INTELLECTUAL PROPERTY, FAILURE OF ESSENTIAL PURPOSE OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL PALM BE LIABLE FOR ANY DAMAGES FOR YOUR USE OF THE LOGO IN VIOLATION OF THE TERMS AND CONDITIONS OF THIS LOGO AGREEMENT.


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         8. INFRINGEMENT

                  You shall promptly notify Palm of any suspected infringement of or challenge to the Logo or any of its constituent elements.

         9. TERM OF LOGO AGREEMENT

                  (a) This Logo Agreement shall terminate at the earliest of the following dates: (a) Two (2) years from the Effective Date; or (b) 90 days after the date of release of a new version of the Palm Operating System; provided however, that Palm shall have the right to terminate this Logo Agreement with or without cause upon thirty (30) days prior written notice.

                  (b) From and after termination or expiration of this Logo Agreement, you shall cease and desist from all use of the Logo. However, unless the Logo Agreement is terminated for breach, you may distribute then-existing units of Product and advertising materials containing the Logo for a period of ninety
                           (90) days from the termination date provided use of the Logo in connection with such inventory is in compliance with the terms and conditions of this Logo Agreement.

         10. NOTICES

                  All notices and other communications under this Logo Agreement shall be in writing and shall be deemed given if delivered personally, mailed by registered


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or certified mail, return receipt requested, or sent by telecopy with a receipt confirmed by telephone, to the parties at the following addresses or to such other addresses as a party may from time to time notify the other parties.

         11. ENTIRE LOGO AGREEMENT; AMENDMENT

                  Palms providing this Logo Agreement to you does not constitute an offer by Palm. Upon execution by both Palm and you, this Logo Agreement, including all Exhibits, contains the entire agreement of the parties with respect to the subject matter hereof, and shall supersede and merge all prior and contemporaneous communications. It shall not be amended except by a written agreement signed on behalf of the parties by their respective authorized representatives.

         12. GOVERNING LAW; ATTORNEYS FEES; EQUITABLE RELIEF

                  (a) This Logo Agreement shall be governed by and construed in accordance with the laws of the State of California. You hereby consent to jurisdiction and venue in the state and federal courts sitting in the State of California. The parties agree to accept service of process by U.S. certified or registered mail, return receipt requested, or by any other method authorized by California law.

                  (b) If either party employs attorneys to enforce any rights arising out of or related to this Logo Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees, costs, and other expenses.


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                  (c)      You acknowledge that a breach by you of this Logo
                           Agreement may cause Palm irreparable damage which cannot be remedied in monetary damages in an action at law, and may also constitute infringement of the Logo. In event of any breach that could cause irreparable harm to Palm, or cause some impairment or dilution of its reputation or Logo, Palm shall be entitled to an immediate injunction, in addition to any other legal or equitable remedies.

         13. HEADINGS

                  Section headings are used in this Logo Agreement for convenience of reference only and shall not affect the meaning of any provision of this Logo Agreement.

         14. NO WAIVER

                  No waiver of any breach of any provision of this Logo Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

         15. SEVERABILITY

                  If any provision of this Logo Agreement (or any other agreements incorporated herein) shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.


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         16. RELATIONSHIP

                  Neither this Logo Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

         17. SURVIVAL

                  The provisions of Sections 2(d), 4(e), 5(b), and 7 shall survive expiration or termination of this Logo Agreement.

         18. EXHIBITS

                  This Logo Agreement includes Exhibits A, B and C which are hereby incorporated by reference.


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                                    EXHIBIT A

  DESIGNED FOR PALM COMPUTING PLATFORM LOGO

                  Do not reproduce this example. You will be able to download appropriate artwork after agreeing to this license.

                                    EXHIBIT B

                  YOUR PRODUCT(S) AND DESIGNED FOR PALM COMPUTING LATFORM LOGO CRITERIA

KeySync Keyboard version 1.1

KeyLink Software version .94



                  Designed for Palm Computing platform Compatibility Criteria Application(s) uphold the following criteria:

         - Only makes use of PalmOS and Licensee publicly documented APIs and structures

         - Has successfully run 500,000 gremlin events using the latest released version of the Palm OS Emulator with no failures on both Debug and non-Debug ROMs

         - Notwithstanding the 500,000 events above, the application has also tested out of memory conditions by running 100,000 gremlin events in the latest version of the Palm OS Emulator after the out of memory dialog has appeared in after adding data in any area of the application that can accept and create new data.


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         - Has the back-up bit set

         - Does not crash during installation

         - Does not crash during a synchronization that occurs after data has been changed

         - Does not crash during a System Find. The find must be initiated when the application is closed.

         - All of the databases have the same creator ID as the application

         - Has been tested in all presently shipping Palm Computing platform devices, or if it is designed for set of devices it should be tested on those devices and the product literature should indicate this.

                                    EXHIBIT C

                  GUIDELINES FOR USING THE DESIGNED FOR PALM COMPUTING PLATFORM LOGO

                  Palm Computing has established the following set of Guidelines to assist you in proper use of the logo:

         1. The following attribution footnote should accompany each use of the logo. Palm Computing is a registered trademark and the Palm Computing platform Platinum logo is a trademark of Palm Computing, Inc., 3Com or its subsidiaries. If other 3Com trademarks are referenced in the context of the document, they should also be included in the attribution footnote.


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         2.       You may only use the logo as a symbol that your product is designed for the Palm Computing platform and those products based upon it. You may not imply that Palm Computing in any way endorses your product.

         3. The Designed for Palm Computing platform logo program is not intended to be a certification program, i.e., the logo does not represent that Palm Computing certifies your product in any way.

         4. Usage of the Designed for Palm Computing platform logo requires that the product pass Compatibility Testing set forth in Exhibit B. Other than maintenance or bug-fix releases, new releases of the product must be re-tested for compatibility.

         5. You must sign and return the Palm Computing Platform Logo License Agreement before artwork will be provided.

         6. You may not display the logo on any materials including, but not limited to, packaging, collateral and documentation, in a manner which suggests that the Product is a Palm Computing product or in a manner which suggests that Palm Computing is a part of your products name.

         7.       You may not alter or animate the logo in any way.

         Sizing, Placement and Color Requirements:


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         1.       Palm Computing will provide camera-ready artwork of the logo in electronic format.

         2. You may not display the logo on packaging, documentation, collateral, or advertising in a manner which suggests that your Product is a Palm Computing product or in a manner which suggests that the mark, Palm Computing, is a part of your product name.

         3. The logo cannot be larger than or more prominent than your Product name, trademark, logo, or trade name.

         4. You may not combine the logo with any other feature including, but not limited to, other logos, words, graphics, photos, slogans, headlines, numbers, design features, or symbols.

         5. The Designed for Palm Computing platform logo must stand alone. A minimum amount of empty space has been established around the logo to ensure that it appears in a clear visual field. No other object such as type, photography, borders, edges, etc. may appear in the empty space. The preferred distance between the logo border and any other type, images or graphic elements, on any side is equal to the height of the logo block. The minimum required border (margin) of empty space around the logo must be x, where x equals the width of the logo block.


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         6.       The minimum size requirements for the Designed for Palm
                  Computing platform logo is 15 mm in height and the maximum is 37 mm in height. For odd-sized materials, the maximum size logo height should not exceed 5% of largest dimension.

         7. The right to use this logo is at the discretion of Palm Computing and Palm Computing reserves the right to revoke that right or change its program at any time.

         8. You may use the Designed for Palm Computing platform logo in the about box of your application as long as you obey all the above sizing, placement and color requirements.

         9.       Quality Control

                  Palm reserves the right to review your use of the Logo. Upon signing the logo license agreement, you are required to provide Palm with any Products, documentation or marketing materials bearing the Logo, so that Palm can review usage to determine whether the Usage Guidelines have been followed.

                  Send these items to:

                  Palm Computing, Inc.
                  a subsidiary of 3Com Corporation
                  1565 Charleston Road
                  Mountain View, CA  94043-9450
                  Attention: Development Programs Department

                  OR TO

                  BasicLogoSW@palm.com


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                  Palm reserves the right to conduct spot checks on all
Products, product packaging, marketing materials, and documentation and may periodically send out requests for samples. Palm may also conduct spot checks in retail outlets and other product sources to monitor your compliance with the License Logo Agreement and the Logo Use Guidelines. Refusal to submit samples, or non-compliance with your License Logo Agreement and with these Guidelines, could result in revocation of the license to use the Logo.

                  You must correct any deficiencies in your use of the Logo and/or in the quality of the Product used in conjunction with the Logo upon reasonable notice from Palm. Refusal to correct such deficiencies could result in revocation of your license to use the Logo.


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